Exhibit 99.1

For Immediate Release

Company Contact:

Grant Williams

Chief Financial Officer

(303) 444-0900 x 2185

gwilliams@noof.com

New Frontier Media Reports Fiscal 2011 Fourth Quarter Results

BOULDER, COLORADO, June 3, 2011 — New Frontier Media, Inc. (Nasdaq/GS: NOOF), a leading provider of transactional television services and distributor of general motion picture entertainment, today reported its results for the fiscal fourth quarter and full fiscal year ended March 31, 2011.

“New Frontier Media achieved many of its strategic objectives in fiscal year 2011 and ended the fiscal year with a solid balance sheet,” said Michael Weiner, chief executive officer of New Frontier Media, Inc.  “Within the Transactional TV segment, we grew our international revenue during the fiscal year to $5.9 million, or a 64% increase as compared to the prior year results.  More importantly, we have increased our global distribution footprint, which we believe will fuel growth in years to come.  We also believe our efforts to stabilize the domestic business have had a positive impact on improving the segment’s revenue trends. The Film Production segment also had a solid performance during fiscal year 2011.  The segment completed two producer-for-hire arrangements during the fiscal year and was successful in expanding its distribution of mainstream content to VOD platforms. The Film Production segment also benefited from the distribution of mainstream content to other retail customer markets through its agreements with large, independent film distributors.”

Mr. Weiner continued, “Looking ahead to fiscal year 2012, we plan to focus our Transactional TV segment efforts on further growing international revenue through new launches on traditional and emerging platforms as well as through expanded content distribution and improved performance with existing customers.  We will also continue to focus on improving the segment’s domestic revenue trends by distributing new and unique content packages and by taking market share from our competitors. For the Film Production segment, our primary focus will be to maintain the owned content revenue trends and continue to improve the repped content revenue trends through the distribution of mainstream content to VOD and retail markets.  We also expect that the Film Production segment will benefit in fiscal year 2012 from a lower cost structure.”

“We invested in the growth of New Frontier Media during fiscal year 2011 and expect to realize the benefits from those investments in fiscal year 2012 and beyond. In addition to other investments, we invested in storage and distribution equipment as well as a new, state of the art facility, and these investments are included in the $5.0 million of property and equipment purchases reflected in our fiscal year 2011 cash flows. Despite these investments, we had approximately $18.8 million in cash at the end of the fiscal year.  Overall, we believe the Company is well positioned to generate long-term value,” concluded Mr. Weiner.

Fourth Fiscal Quarter Financial Highlights: March 31, 2011 Compared to March 31, 2010

•                  Revenue was approximately $10.9 million as compared to $15.1 million in the same prior year quarter and reflected the following results:

•                  Transactional TV segment revenue was $9.0 million as compared to $9.3 million in the same prior year quarter.

•                  Video-on-demand (“VOD”) revenue was flat as compared to the same prior year quarter and was $5.5 million.  Domestic VOD revenue declined by approximately $0.2 million from a general decline in buy rates from lower consumer discretionary spending.  This decline was offset by a $0.2 million increase in international VOD revenue from the distribution of content to new customers and from improved content performance with existing customers.

•                  Pay-per-view (“PPV”) revenue declined to $3.4 million as compared to $3.6 million in the same prior year quarter primarily due to lower revenue from the two largest U.S. digital broadcast satellite providers in the U.S., and we believe the declines are due to lower discretionary consumer spending.  The declines in domestic PPV revenue were partially offset by a $0.2 million increase in international PPV revenue primarily from the distribution of channels in Latin America.

•                  Film Production segment revenue decreased to $1.7 million from $5.6 million primarily because the prior year quarter results included producer-for-hire revenue and no similar revenue was generated during the fourth quarter of fiscal year 2011.

•                  Direct-to-Consumer segment revenue was approximately $0.2 million and was consistent with the same prior year quarter.

•                  Cost of sales decreased to $3.9 million as compared to $7.4 million in the same prior year quarter primarily because the prior year quarter included production costs incurred in connection with the Film Production segment’s completion of producer-for-hire services.  Partially offsetting the decline in costs was an increase in Transactional TV segment expenses from higher content and distribution rights amortization and higher transponder costs incurred to support the segment’s international expansion efforts.

•                  Operating expenses decreased to $9.1 million as compared to $12.6 million in the same prior year quarter and reflected the below comparative results:

•                  Transactional TV segment expenses increased $1.3 million due to (a) a $0.3 million increase in depreciation and maintenance expenses from storage equipment purchased primarily to support international growth initiatives, (b) a $0.3 million increase in charges primarily from fully impairing certain content and distribution rights assets that no longer met our quality standards for distribution, (c) a $0.2 million increase in employee costs incurred to support the development of new content packages and to strengthen the international sales efforts, (d) a $0.2 million increase in costs from participating in a promotional event, and (e) a $0.1 million increase in consulting expenses for international business development services;

•                  Film Production segment expenses a) increased $1.6 million from film cost impairment charges, b) increased $0.3 million to record an increase in the allowance for unrecoverable accounts to reserve for certain recoupable costs and producer advances, and c) decreased $0.3 million from the departure of the segment’s Co-Presidents and from lower amortization expense because certain intangible assets became fully amortized during the quarter.  The same prior year quarter results included a) a $4.9 million goodwill impairment charge, b) $1.2 million in film cost impairment charges, and c) a $0.7 million increase in the allowance for unrecoverable accounts; and

•                  Corporate Administration segment costs increased $0.3 million primarily from higher bonus accruals.

•                  The loss from continuing operations attributable to New Frontier Media, Inc. was $1.3 million, or $0.07 per share, as compared to a loss of $4.8 million, or $0.25 per share, in the same prior year quarter.

Fiscal Year Financial Highlights:  March 31, 2011 Compared to March 31, 2010

Revenue was $48.7 million for fiscal year 2011 as compared to $50.4 million in fiscal year 2010.  The Company reported a loss from continuing operations attributable to New Frontier Media, Inc. of $0.7 million, or $0.04 per share, as compared to a loss of $1.1 million, or $0.06 per share, in the prior fiscal year.  Cash flows from operating activities of continuing operations during fiscal year 2011 were $7.6 million as compared to $6.5 million in fiscal year 2010.

Conference Call Information

New Frontier Media, Inc. will be conducting its conference call and web cast to discuss earnings today at 11 a.m. Eastern Time.  The participant phone number for the conference call is (877) 941-9205. To participate in the web cast please log onto www.noof.com and click on “Investor Relations” and then “Calendar of Events”.  A replay of the conference call will be available for seven days beginning after 1 p.m. Eastern Time on June 3, 2011 at (800) 406-7325, access code 4444131.  The replay will also be archived for twelve months on the corporate web site at www.noof.com. This press release can be found on the Company’s corporate web site, www.noof.com, under “Investor Relations/News Releases”.

Cautionary Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The forward-looking statements are based on current expectations, estimates and projections made by management. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements under Section 27A of the 1933 Act and Section 21E of the 1934 Act. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes’’, “seeks”, “estimates”, or variations of such words are intended to identify such forward-looking statements.  For example, our stated expectation that (i) our investments will benefit the Company in fiscal year 2012 and beyond, and (ii) the Company is well positioned to generate long-term value, are forward looking statements.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements.  All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. Please refer to the Company’s most recent annual report on Form 10-K, as amended, and other periodic filings with the Securities and Exchange Commission (“SEC”) for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports.  Copies of these filings are available through the SEC’s electronic data gathering analysis and retrieval (EDGAR) system at www.sec.gov.

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leading producer and distributor of branded television networks and on-demand programming. The Company delivers transactional, adult-themed pay-per-view networks as well as video-on-demand services to cable and satellite operators worldwide. The Company’s programming originates at New Frontier Media’s state of the art digital broadcast center in Boulder, Colorado. The Company owns thousands of hours of digital content and partners with movie studios to bring together a variety of transactional adult entertainment available today.

New Frontier Media’s Film Production segment produces original motion pictures that are distributed in the U.S. on premium movie channels, such as Cinemax® and Showtime®, and internationally on similar services. The Film Production segment also develops and produces original programming that is widely distributed on satellite and cable pay-per-view and video-on-demand platforms. This segment also represents the work of a full range of independent film producers in markets around the globe.

The Company is headquartered in Boulder, Colorado, and its common stock is listed on the Nasdaq Global Select Market under the symbol “NOOF.” For more information about New Frontier Media, Inc., contact Grant Williams, Chief Financial Officer, at (303) 444-0900, extension 2185, and please visit our web site at www.noof.com.

Consolidated Operating Results

(in thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended March 31,		Year Ended March 31,
	2011	2010	2011	2010

Net revenue	$10,920	$15,087	$48,709	$50,428

Cost of sales	3,914	7,400	20,486	19,858

Gross margin	7,006	7,687	28,223	30,570

Operating expenses excluding impairment charges	7,081	6,264	26,788	24,310
Charge for goodwill impairment	—	4,856	—	4,856
Charge for asset impairments other than goodwill	1,975	1,497	2,599	1,497
Total operating expenses	9,056	12,617	29,387	30,663

Operating loss	(2,050)	(4,930)	(1,164)	(93)

Other income (expense)	44	(13)	55	(182)

Loss from continuing operations before income tax benefit (expense)	(2,006)	(4,943)	(1,109)	(275)

Income tax benefit (expense)	659	134	349	(838)

Loss from continuing operations	(1,347)	(4,809)	(760)	(1,113)

Income (loss) from discontinued operations, net of income tax benefit (expense) of $(3), $149, $5 and $391, respectively	4	(267)	(9)	(625)

Net loss	(1,343)	(5,076)	(769)	(1,738)

Add: Net loss attributable to noncontrolling interests	23	—	44	—

Net loss attributable to New Frontier Media, Inc. shareholders	$(1,320)	$(5,076)	$(725)	$(1,738)

Amounts attributable to New Frontier Media, Inc. shareholders:
Loss from continuing operations	$(1,324)	$(4,809)	$(716)	$(1,113)
Income (loss) from discontinued operations, net of income tax benefit (expense) of $(3), $149, $5 and $391, respectively	4	(267)	(9)	(625)
Net loss	$(1,320)	$(5,076)	$(725)	$(1,738)

Per share information attributable to New Frontier Media, Inc. shareholders:
Basic income (loss) per share:
Continuing operations	$(0.07)	$(0.25)	$(0.04)	$(0.06)
Discontinued operations	0.00	(0.01)	(0.00)	(0.03)
Net basic loss per share	$(0.07)	$(0.26)	$(0.04)	$(0.09)

Diluted income (loss) per share:
Continuing operations	$(0.07)	$(0.25)	$(0.04)	$(0.06)
Discontinued operations	0.00	(0.01)	(0.00)	(0.03)
Net diluted loss per share	$(0.07)	$(0.26)	$(0.04)	$(0.09)

Weighted average shares outstanding	19,201	19,454	19,291	19,481
Weighted average diluted shares	19,201	19,454	19,291	19,481

Consolidated Balance Sheets

(in thousands)

	March 31, 2011	March 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,787	$17,187
Restricted cash	109	112
Accounts receivable, net	8,695	10,112
Deferred producer-for-hire costs	—	625
Taxes receivable	877	944
Prepaid and other assets	2,569	1,749
Total current assets	31,037	30,729
Property and equipment, net	7,218	4,557
Content and distribution rights, net	11,543	11,316
Recoupable costs and producer advances, net	2,771	3,421
Film costs, net	2,579	5,705
Goodwill	3,743	3,743
Other identifiable intangible assets, net	45	673
Deferred tax assets	1,658	349
Other assets	879	1,320
Total assets	$61,473	$61,813

Liabilities and equity
Current liabilities:
Accounts payable	$1,571	$1,103
Producers payable	1,089	951
Deferred revenue	863	685
Accrued compensation	1,607	1,802
Deferred producer liabilities	1,654	1,377
Short-term debt	500	1,000
Deferred tax liabilities	46	107
Accrued and other liabilities	1,910	1,823
Total current liabilities	9,240	8,848
Taxes payable	116	309
Other long-term liabilities	519	528
Total liabilities	9,875	9,685

Commitments and contingencies

Equity:
Common stock	2	2
Additional paid-in capital	55,169	54,929
Accumulated deficit	(3,460)	(2,735)
Accumulated other comprehensive loss	(69)	(68)
Total New Frontier Media, Inc. shareholders’ equity	51,642	52,128
Noncontrolling interests	(44)	—
Total equity	51,598	52,128
Total liabilities and equity	$61,473	$61,813

Consolidated Statements of Cash Flows

(in thousands)

	(Unaudited)
	Year Ended March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(769)	$(1,738)
Add: Loss from discontinued operations	9	625
Loss from continuing operations	(760)	(1,113)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	9,118	8,835
Share-based compensation	608	555
Deferred taxes	(1,374)	(925)
Charge for asset impairments	2,599	6,353
Reversal of uncertain tax positions	(193)	—
Reversal of interest expense for uncertain tax positions	(35)	—
Changes in operating assets and liabilities:
Accounts receivable	1,715	(172)
Accounts payable	475	(705)
Content and distribution rights	(4,736)	(4,060)
Film costs	(1,024)	(2,919)
Deferred producer-for-hire costs	625	(566)
Deferred revenue	198	(60)
Deferred producer liabilities	277	(593)
Producers payable	138	1
Taxes receivable and payable	73	172
Accrued compensation	(195)	649
Recoupable costs and producer advances	649	1,578
Other assets and liabilities	(555)	(557)

Net cash provided by operating activities of continuing operations	7,603	6,473
Net cash used in operating activities of discontinued operations	(34)	(1,061)
Net cash provided by operating activities	7,569	5,412
Cash flows from investing activities:
Purchases of investments	—	(1,000)
Redemptions of investments	—	1,090
Purchases of property and equipment	(5,014)	(1,064)
Purchases of intangible assets	(2)	(108)

Net cash used in investing activities of continuing operations	(5,016)	(1,082)
Net cash provided by investing activities of discontinued operations	—	9
Net cash used in investing activities	(5,016)	(1,073)
Cash flows from financing activities:
Payments on short-term debt	(500)	(6,000)
Proceeds from short-term debt	—	3,000
Purchases of common stock	(363)	(123)
Payments on long-term seller financing	(95)	(75)

Net cash used in financing activities of continuing operations	(958)	(3,198)
Net cash provided by (used in) financing activities of discontinued operations	—	—
Net cash used in financing activities	(958)	(3,198)

Net increase in cash and cash equivalents	1,595	1,141
Effect of exchange rate changes on cash and cash equivalents	5	(3)
Cash and cash equivalents, beginning of period	17,187	16,049

Cash and cash equivalents, end of period	$18,787	$17,187

Segment Summary Data (1)

(dollars in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended March 31,			Year Ended March 31,
	2011	2010	% change	2011	2010	% change

Net revenue from continuing operations
Transactional TV	$9.0	$9.3	-3%	$35.9	$37.4	-4%
Film Production	1.7	5.6	-70%	12.0	12.0	0%
Direct-to-Consumer	0.2	0.2	0%	0.8	1.0	-20%
Total net revenue	10.9	15.1	-28%	48.7	50.4	-3%

Cost of sales from continuing operations
Transactional TV	3.3	3.1	6%	12.8	11.9	8%
Film Production	0.4	4.0	-90%	6.4	6.6	-3%
Direct-to-Consumer	0.3	0.3	0%	1.2	1.4	-14%
Total cost of sales	3.9	7.4	-47%	20.5	19.9	3%

Operating expenses from continuing operations
Transactional TV	4.1	2.8	46%	12.1	10.3	17%
Film Production(2)	2.6	7.8	-67%	7.1	10.9	-35%
Direct-to-Consumer	0.4	0.4	0%	0.7	0.6	17%
Corporate Administration	2.0	1.7	18%	9.5	8.8	8%
Total operating expenses	9.1	12.6	-28%	29.4	30.7	-4%

Operating income (loss) from continuing operations
Transactional TV	1.7	3.5	-51%	10.9	15.1	-28%
Film Production	(1.3)	(6.3)	79%	(1.5)	(5.4)	72%
Direct-to-Consumer	(0.4)	(0.5)	20%	(1.1)	(0.9)	-22%
Corporate Administration	(2.0)	(1.7)	-18%	(9.5)	(8.8)	-8%
Total operating loss	$(2.1)	$(4.9)	57%	$(1.2)	$(0.1)	#

(1) Amounts in this schedule may not sum due to rounding.

(2) Operating expenses from continuing operations during the quarter and fiscal year ended March 31, 2011 included film cost impairment charges of approximately $1.6 million and $2.2 million, respectively.  Operating expenses during the quarter and fiscal year ended March 31, 2010 included a $4.9 million goodwill impairment charge and $1.2 million in film cost impairment charges.

# Represents an increase or decrease in excess of 100%.

Supplemental Revenue Data (1)

(dollars in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended March 31,			Year Ended March 31,
	2011	2010	% change	2011	2010	% change

Transactional TV
VOD	$5.5	$5.5	0%	$21.7	$20.4	6%
PPV	3.4	3.6	-6%	13.6	16.1	-16%
Other	0.2	0.3	-33%	0.5	0.8	-38%
Total	$9.0	$9.3	-3%	$35.9	$37.4	-4%

Film Production
Owned content	$0.8	$1.0	-20%	$4.9	$5.5	-11%
Repped content	0.8	0.5	60%	2.8	2.2	27%
Producer-for-hire and other	0.1	4.0	-98%	4.2	4.3	-2%
Total	$1.7	$5.6	-70%	$12.0	$12.0	0%

Direct-to-Consumer
Net membership	$0.2	$0.2	0%	$0.8	$0.9	-11%
Other	—	—	0%	—	0.1	#
Total	$0.2	$0.2	0%	$0.8	$1.0	-20%

(1) Amounts in this schedule may not sum due to rounding.

# Represents an increase or decrease in excess of 100%.